UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 12, 2016

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2016, the Audit Committee of the Board of Directors (the "Board") of Lifeway Foods, Inc. (the "Company"), upon the recommendation of management, determined that the consolidated financial statements (the "Previously Issued Financial Statements") as of and for the interim period ended March 31, 2016 (the "Restated Period") presented in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (the "Original Filing") previously filed by the Company with the Securities and Exchange Commission (the "SEC") should no longer be relied upon as a result of material errors described below. Similarly, earnings releases, management's report on the effectiveness of disclosure controls and procedures, in each case for the Restated Period and earnings releases, press releases and investor communications describing the Previously Issued Financial Statements should no longer be relied upon.

As soon as practicable, we intend to amend the Original Filing to reflect the restatement of the Previously Issued Financial Statements and to expand the discussion of material weaknesses that supported management's conclusion regarding the effectiveness of our disclosure controls and procedures as of March 31, 2016 (the "Amended Form 10-Q").

During the preparation of its financial statements for the quarter ended June 30, 2016, the Company identified errors in the manual compilation of the Company's priced-out-physical inventory at March 31, 2016 and inaccurate accounts payable cut-off procedures during the Restated Period that resulted in material errors in the Previously Issued Financial Statements. We expect the restated amounts (in thousands) for the Restated Period to:

●	Increase gross profit by $0.6 million to $9.2 million;
●	Increase net income by $0.3 million to $0.95 million;
●	Increase basic and diluted earnings per common share by $0.02 to $0.06;
●	Increase inventory by $0.7 million, accounts payable by $0.1 million, and accrued expenses by $0.1 million;
●	Reduce refundable income taxes by $0.2 million;
●	Increase general and administrative expense by $0.1 million, selling expenses by $0.02 million, and income before provision for income taxes for the Restated Period by $0.5 million.

The amounts of the errors described above are preliminary and subject to change prior to filing the Amended Form 10-Q.

The Company's management and the Audit Committee have discussed the matters disclosed under this Item 4.02 with the Company's independent registered public accounting firm, Mayer Hoffman McCann.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as "believe," "expect," "anticipate," "intend," "plan," or "will." By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding our expectations with regard to any restated amount in our financial statements for the Restated Period or our anticipated financial results for the three months ended March 31, 2016 furnished under Items 4.02 and 7.01 herein. Factors that could cause or contribute to such differences include: the review of the Company's accounting, accounting policies and internal control over financial reporting; the preparation of and review of the Amended Form 10-Q; and the subsequent discovery of additional adjustments to the Company's previously issued financial statements. Actual events or results may differ materially from the Company's expectations. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and Lifeway's other filings with the SEC, which are available at www.lifewaykefir.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: August 15, 2016	By:	/s/ John P. Waldron
Name: John P. Waldron
Title: Chief Financial and Accounting Officer

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